Thomas M. Lupinski
                                               Senior Vice President, Controller

October 28, 1996

Mr. Anthony Castellon
Vice President
Fleet Bank
157 Church Street
New Haven, CT 06510

      Re: Extension of Revolving Line of Credit

Dear Tony:

To confirm our telephone conversion of October 25, 1996, Swiss Army Brands, Inc. hereby requests a 3 month extension of the maturity date of its $15 million revolving line of credit for 3 months to January 31, 1997 under the same terms as the existing agreement.

Please confirm Fleet's acceptance of our request by signing the enclosed copy of this letter and returning it to me via fax and hard copy at your earliest convenience.

If you have any questions, please give me a call.


Sincerely,


Thomas Lupinski

TML/ls


ACCEPTED:

By:   Signature              Date
Name: Anthony H. Castellon
Its:  Vice President